                                                                 Exhibit 10.36

                                                                EXECUTION COPY
                                                                --------------



- --------------------------------------------------------------------------------



                                  USFAR INC.,
                                  Transferor

                             US FOODSERVICE INC.,
                                Master Servicer

                                      and

                                CHEMICAL BANK,
                                    Trustee


                     ------------------------------------

                           SERIES 1994-1 SUPPLEMENT

                         Dated as of October 27, 1994

                                      to

             AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

                         Dated as of October 27, 1994

                     ------------------------------------



                              USFAR MASTER TRUST



- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
                                                                         ----
ARTICLE I  CREATION OF THE TERM CERTIFICATES, SERIES 1994-1...........      1
     SECTION 1.1.     Designation.....................................      1

ARTICLE II  DEFINITIONS...............................................      2
     SECTION 2.1.     Definitions.....................................      2

ARTICLE III  PURCHASE AND SALE OF THE TERM CERTIFICATES...............     14
     SECTION 3.1.     The Term Certificates...........................     14
     SECTION 3.2.     Delivery........................................     14
     SECTION 3.3.     Sale of Additional Term Certificates............     16
     SECTION 3.4.     Application of Proceeds.........................     17
     SECTION 3.5.     Procedure for Decreasing the Invested
                      Amount..........................................     17
     SECTION 3.6.     Access to List of Certificateholders'
                      Names and Addresses.............................     18

ARTICLE IV  ARTICLE IV OF THE AGREEMENT...............................     18
     SECTION 4B.2.    Establishment of Trust Accounts.................     19
     SECTION 4B.3.    Daily Allocations...............................     20
     SECTION 4B.4.    Determination of Interest.......................     21
     SECTION 4B.5.    Determination of Series 1994-1 Monthly
                      Principal Payment...............................     22
     SECTION 4B.6.    Applications....................................     22

ARTICLE V  DISTRIBUTIONS AND REPORTS..................................     23
     SECTION 5B.1.    Distributions...................................     23
     SECTION 5B.2.    Daily Reports...................................     24
     SECTION 5B.3.    Statements and Notices..........................     24
     SECTION 5B.4.    Notices.........................................     25

ARTICLE VI  ADDITIONAL EARLY AMORTIZATION EVENTS......................     25
     SECTION 6.1.     Additional Early Amortization Events............     25

ARTICLE VII  SERVICING FEE............................................     28
     SECTION 7.1.     Servicing Compensation..........................     28

ARTICLE VIII  COVENANTS, REPRESENTATIONS AND WARRANTIES...............     28
     SECTION 8.1.     Representations and Warranties of the
                      Transferor and the Master Servicer..............     28
     SECTION 8.2.     Covenants of the Transferor.....................     28
     SECTION 8.3.     Covenants of the Master Servicer................     30

ARTICLE IX  ADDITIONAL MASTER SERVICER DEFAULTS.......................     32
     SECTION 9.1.     Additional Master Servicer Defaults.............     32

ARTICLE X  MISCELLANEOUS..............................................     33
     SECTION 10.1.    Ratification of Agreement.......................     33
     SECTION 10.2.    Governing Law...................................     33

     SECTION 10.3.    Further Assurances..............................     33
     SECTION 10.4.    No Waiver; Cumulative Remedies..................     33
     SECTION 10.5.    Amendments......................................     33
     SECTION 10.6.    Severability....................................     34
     SECTION 10.7.    Notices.........................................     34
     SECTION 10.8.    Successors and Assigns..........................     34
     SECTION 10.9.    Counterparts....................................     34
     SECTION 10.10.   Limitation of Liability.........................     34
     SECTION 10.11.   Confidentiality.................................     35

ARTICLE XI  FINAL DISTRIBUTIONS.......................................     36
     SECTION 11.1.    Certain Distributions...........................     36

          SERIES 1994-1 SUPPLEMENT, dated as of October 27, 1994 (this "Supplement"), among USFAR INC., a Delaware corporation (the "Transferor"), US FOODSERVICE INC., a Delaware corporation, as master servicer (the "Master Servicer"), and CHEMICAL BANK, a New York banking corporation, in its capacity as Trustee (the "Trustee") under the Agreement (as hereinafter defined).


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, the parties hereto entered into an Amended and Restated Pooling and Servicing Agreement, dated as of October 27, 1994 (the "Agreement");

          WHEREAS, the Agreement provides, among other things, that the Transferor, the Master Servicer and the Trustee may at any time and from time to time enter into supplements to the Agreement for the purpose of authorizing the issuance on behalf of the Trust by the Transferor for execution and redelivery to the Trustee for authentication of one or more Series of Investor Certificates; and

          WHEREAS, the Transferor, the Master Servicer and the Trustee wish to supplement the Agreement as hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                CREATION OF THE TERM CERTIFICATES, SERIES 1994-1

          SECTION 1.1. Designation. (a) The Certificates created and authorized pursuant to the Agreement and this Supplement shall be divided into two Classes, which shall be designated respectively as (i) the "Term Certificates, Series 1994-1" and (ii) the "Subordinated Transferor Certificate, Series 1994-1". The Term Certificates shall be issued in the form of one typewritten Certificate, representing the Book-Entry Certificate, to be delivered to the Depository, except that at the initial Issuance Date each initial Term Certificateholder shall be entitled to request issuance of a Definitive Certificate to such Term Certificateholder. Except as provided in the immediately preceding sentence or in Section 6.12 of the Agreement, the Term Certificates shall not be issued as Definitive Certificates.

          (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall govern. All capitalized terms not otherwise defined herein are defined in the Agreement. All Article, Section or subsection references herein shall mean Article, Section or subsections of the Supplement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Agreement, each capitalized term used or defined herein shall relate only to the Series 1994-1 and no other Series of Investor Certificates issued by the Trust.


                                   ARTICLE II

                                  DEFINITIONS

          SECTION 2.1. Definitions. The following words and phrases shall have the following meanings with respect to Series 1994-1 and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

          "Accrued Expense Amount" shall mean, for each Business Day during an Accrual Period, the sum of (i) the Daily Interest Expense for such Business Day, (ii) one-twentieth of the Series 1994-1 Monthly Servicing Fee to be paid on the next succeeding Distribution Date (up to but not exceeding the full amount thereof) for each day since the preceding Business Day and
     (iii) the Program Costs for such Business Day.

          "Additional Interest" shall have the meaning assigned in subsection 4B.4(b).

          "Additional Invested Amount" shall mean with respect to any additional Term Certificates issued pursuant to Section 3.3, the initial aggregate principal amount of such Term Certificates.

          "Adjusted Invested Amount" shall mean, as of any date of determination, (i) the Invested Amount on such date, minus (ii) the amount on deposit in the Series 1994-1 Principal Collection Sub-subaccount on such date.

          "Aged Receivables Denominator" shall mean, with respect to each Originator other than White Swan and, in the case of White Swan, each White Swan Division, the prior Settlement Period which is set forth opposite such Originator or such White Swan Division below:


=================================================================
Originator/
White Swan Divisions              Aged Receivables Denominator
- -----------------------------------------------------------------
F.H. Bevevino & Company, Inc.     3rd prior Settlement Period
- -----------------------------------------------------------------
Biggers Brothers, Inc.            3rd prior Settlement Period
- -----------------------------------------------------------------
William E. Davis & Sons           2nd prior Settlement Period
- -----------------------------------------------------------------
King's Foodservice, Inc.          3rd prior Settlement Period
- -----------------------------------------------------------------
Roanoke Restaurant Service,       3rd prior Settlement Period
 Inc.
- -----------------------------------------------------------------
Standard Food Service             3rd prior Settlement Period
- -----------------------------------------------------------------
White Swan Mainframe Divisions    3rd prior Settlement Period
=================================================================

          "Aged Receivables Numerator" shall mean, with respect to each Originator other than White Swan and, in the case of White Swan, each White Swan Division, the number of Days Past Due which is set forth opposite such Originator or such White Swan Division below:

=================================================================
Originator/
White Swan Divisions              Aged Receivables Numerator
- -----------------------------------------------------------------
F.H. Bevevino & Company, Inc.             61-90 days
- -----------------------------------------------------------------
Biggers Brothers, Inc.                    61-90 days
- -----------------------------------------------------------------
William E. Davis & Sons                   31-60 days
- -----------------------------------------------------------------
King's Foodservice, Inc.                  61-90 days
- -----------------------------------------------------------------
Roanoke Restaurant Service,               61-90 days
 Inc.
- -----------------------------------------------------------------
Standard Food Service                     61-90 days
- -----------------------------------------------------------------
White Swan Mainframe Divisions            61-90 days
=================================================================

          "Aged Receivables Percentage" shall mean, as of the last day of each Settlement Period, the percentage equivalent to a fraction, the numerator of which shall be the aggregate unpaid balance of Receivables originated by each Originator other than White Swan and, in the case of White Swan, by each White Swan Division, that were past due by the related Aged Receivables Numerator with respect to such Originator or such White Swan Division as of the last day of such Settlement Period, and the denominator of which shall be the aggregate Face Amount of Receivables originated by such Originator or such White Swan Division during the prior Settlement Period that is the related Aged Receivables Denominator with respect to such Originator.

          "Agreement" shall mean the Amended and Restated Pooling and Servicing Agreement, dated as of October 27, 1994, among the Transferor, the Master Servicer, the Servicers and the Trustee, as amended, supplemented or otherwise modified from time to time.

          "Allocated Receivables Amount" shall mean, on any date of determination with respect to Series 1994-1, the lower of (i) the Target Receivables Amount on such day and (ii) the Aggregate Receivables Amount on such day times the percentage equivalent of a fraction the numerator of which is the Adjusted Invested Amount on such day and the denominator of which is the sum of the Aggregate Adjusted Invested Amount on such day.

          "Amortization Period" shall mean the period following the Revolving Period and ending on the earlier to occur of (i) the date when the Invested Amount shall have been reduced to zero and all accrued interest on the Term Certificates shall have been paid and (ii) the Trust Termination Date.

          "Certificate Rate" shall mean (i) with respect to the Term Certificates issued on the initial Issuance Date, 8.14% per annum and (ii) with respect to any additional Term Certificates issued on any Subsequent Issuance Date, the interest rate per annum set forth in the related Subsequent Issuance Date Supplement.

          "Confidential Information" shall mean, in relation to any Person, any written information delivered or made available by, or on behalf of, the Transferor, the Master Servicer or a Servicer to such Person in connection with or pursuant to the Agreement, this Supplement or the transactions contemplated thereby and hereby which is proprietary in nature and clearly marked or identified in writing as being confidential information, other than information (i) which was publicly known, or otherwise known to such Person, at the time of disclosure (except pursuant to disclosure in connection with any of the foregoing agreements), (ii) which subsequently becomes publicly known through no act or omission by such Person, or (iii) which otherwise becomes known to such Person other than through disclosure by the Transferor, the Master Servicer or a Servicer.

          "Confidentiality Letter" shall mean a letter in form of Exhibit H hereto.

          "Controlled Amortization" shall mean, with respect to the Term Certificates, the anticipated repayment of principal in respect of such Term Certificates, which is expected to be made in two equal installments to the Term Certificateholders on the first and second Distribution

     Dates following the commencement of the Amortization Period due to the occurrence of the Scheduled Termination Date.

          "Daily Interest Expense" shall mean, with respect to any Business Day during an Accrual Period, the sum of (a) one-twentieth of the Series 1994-1 Monthly Interest to be distributed on the next succeeding Distribution Date (up to but not exceeding the full amount thereof) for each day since the preceding Business Day, (b) the aggregate amount of all previously accrued Daily Interest Expense the amounts of which have not been transferred to the Series 1994-1 Accrued Interest Sub-subaccount and (c) the aggregate amount of all Additional Interest for each day since the preceding Business Day.

          "Daily Report" shall mean a report prepared by the Master Servicer on each Business Day for the period specified therein, in substantially the form of Exhibit D.

          "Days Sales Outstanding" shall mean, with respect to any date of determination, the number of days equal to the product of (a) 91 and (b) the amount obtained by dividing (i) the average of the difference between
     (A) the aggregate Face Amount of Receivables and (B) the aggregate bad debt reserve of the Originators, in each case as at the end of the three Settlement Periods immediately preceding the most recent Settlement Date, by (ii) aggregate net sales of the Originators for the three Settlement Periods immediately preceding the most recent Settlement Date.

          "Depository" shall mean The Depository Trust Company.

          "Dilution Percentage" shall mean, as of the last day of each Settlement Period, an amount (expressed as a percentage) equal to Dilutive Credits during such Settlement Period divided by the aggregate Face Amount of Receivables which were originated during such Settlement Period.

          "Dilution Reserve Floor" shall mean, as of any date of determination, an amount (expressed as a percentage) equal to the product of (a) the average of the Dilution Percentage for the preceding twelve Settlement Periods and (b) Days Sales Outstanding as of such date divided by 30.

          "Dilution Reserve Percentage" shall mean (i) for the first three Settlement Dates to occur following the Issuance Date, 3.0%, and (ii) thereafter, as of any Settlement Date and continuing until the end of the related Calculation Period, the greater of (A) the Dilution Reserve Floor and (B) an amount (expressed as a percentage) which is calculated as follows:

     DRP = (c * d * e) + f

Where:

     DRP = Dilution Reserve Percentage;

     c =  the Ratings Multiple;

     d = the average of the Dilution Percentage during the period of twelve consecutive Settlement Periods (or, if shorter, the period of the number of Settlement Periods occurring since the Issuance Date) ending prior to such Settlement Date;

     e = the quotient of (i) the product of (A) the aggregate Face Amount of Receivables which were originated during the preceding Settlement Period and (B) three divided by the number of days in such Settlement Period and (ii) the aggregate unpaid balance of all Eligible Receivables as of such Settlement Date; and

     f = the product of (i) the twelve-month sample standard deviation of the Dilution Percentage as of the end of each of the twelve consecutive Settlement Periods (or, if shorter, the number of Settlement Periods occurring since the Issuance Date) preceding such date and (ii) the Z Value.

          "Discount Amount" shall mean, as of any date of determination, the sum of (a) 1.0% (b) the quotient of (i) the sum of the annual Trustee fee and the annual Rating Agency fee over (ii) the Invested Amount and (c) the weighted average interest rate in effect with respect to the Investor Certificates as of such date.

          "Dollars" and "$" shall mean lawful money of the United States of America.

          "Early Amortization Event" shall have the meaning assigned in Section
     6.1 of this Supplement and Section 9.1 of the Agreement.

          "ERISA Entity" shall mean either an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (whether or not subject to the Employment Retirement Income Security Act of 1974, as amended), a "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity deemed to hold plan assets of any such employee benefit plan or plan; provided, however, ERISA Entity shall not include any insurance company licensed to issue contracts of insurance in any state which represents that the source of funds from which its investment in Term Certificates is to be made is a general account of such insurance company.

          "Initial Invested Amount" shall mean $75,000,000.

          "Interest Shortfall" shall have the meaning assigned in subsection 4B.4(b).

          "Invested Amount" shall mean, with respect to any date of determination, an amount equal to the Initial Invested Amount minus the aggregate amount of distributions relating solely to principal to the Term Certificateholders made pursuant to subsections 4B.6(c) and 4B.6(d) on or prior to such date plus the Additional Invested Amount with respect to all additional Term Certificates issued pursuant to Section 3.3 on or prior to such date.

          "Invested Percentage" shall mean, with respect to any Business Day (i) during the Revolving Period, the percentage equivalent of a fraction, the numerator of which is the Allocated Receivables Amount as of the end of the preceding Business Day and the denominator of which is the Aggregate Receivables Amount as of the end of the preceding Business Day and (ii) during the Amortization Period, the percentage equivalent of a fraction, the numerator of which is the Allocated Receivables Amount as of the end of the last Business Day of the Revolving Period and the denominator of which is the greater of (A) the Aggregate Receivables Amount as of the end of the preceding Business Day and (B) the sum of the numerators used to calculate the Invested Percentage for all Series of Investor Certificates outstanding on the Business Day for which such percentage is determined.

          "Issuance-Date" shall mean October 27, 1994.

          "Key Credit Agreement Financial Covenants" shall mean (a) at any time that the Credit Agreement shall be in effect, financial negative covenants relating to tests of or restrictions in respect of "Consolidated Fixed Charge Coverage Ratio", "Consolidated Interest Coverage Ratio", "Leverage Ratio", "Minimum Consolidated Cumulative Net Income" or ""Minimum EBITDA" (which tests and restrictions, as in effect at the date hereof, are set forth in Exhibit G), as the same may be amended, supplemented or otherwise modified, and (b) at any time after the final termination or cancellation of the Credit Agreement, the meaning ascribed to the term "Key Financial Credit Agreement Financial Covenants" as of the last day that such Credit Agreement was in effect.

          "Loss Reserve Amount" shall mean, as to any Originator other than White Swan and, in the case of White Swan, as to any White Swan Division, the amounts equal to the Loss Reserve Percentage for such Originator or White Swan Division times the aggregate Face Amounts of all Eligible Receivables originated by such Originator or White Swan Division.

          "Loss Reserve Floor" shall mean, as of any date of determination, an amount equal to the sum of 14% and each ARA Percentage Adjustment, if any, made on or prior to such date.

          "Loss Reserve Percentage" shall mean (i) for the first three Settlement Dates to occur following the Issuance Date, 18.0%, and (ii) thereafter, as of any Settlement Date and continuing until the end of the related Calculation Period, with respect to each Originator other than White Swan and, in the case of White Swan, each White Swan Division, an amount (expressed as a percentage) which is calculated as follows:

          LRP = (a * b * c) + d

     where:

          LRP = Loss Reserve Percentage;

          a = the aggregate Face Amount of Receivables originated by such Originator or such White Swan Division during the immediately preceding two Settlement Periods;

          b = an amount equal to (i) the highest Two-Month Rolling Average of the Aged Receivables Percentage with respect to such Originator or White Swan Division that occurred during the period of twelve consecutive Settlement Periods (or, if shorter, the period of the number of Settlement Periods occurring since the Issuance Date) preceding such date divided by (ii) the aggregate unpaid balance of all Eligible Receivables originated by such Originator or White Swan Division as of such Settlement Date;

          c =  the Ratings Multiple; and

          d = the product of (i) the Z Value and (ii) the twelve-month sample standard deviation of the Aged Receivables Percentage with respect to such Originator or White Swan Division as of the end of each of the twelve consecutive Settlement Periods (or, if shorter, the number of Settlement Periods occurring since the Issuance Date) preceding such date.

          "Make Whole Payment" shall mean, with respect to any Repayment Amount, an amount determined on the third Business Day following the end of the related Settlement Period in the case of any Reduction, or an amount determined on the day of the occurrence of a Special Early Amortization Event otherwise, which is equal to the positive difference, if any, between (a) the amount obtained by discounting the Remaining Scheduled Payments with respect to such Repayment Amount from the respective scheduled Distribution Date, with respect to payments of interest, or scheduled Controlled Amortization, with respect to payments of principal, to the related Special Distribution Date in accordance with accepted financial practice and at a discount factor equal to .50% plus the Reinvestment Yield (applied on a monthly basis) with respect to such Repayment Amount and (b) such Repayment Amount.

          "Majority Term Certificateholders" shall mean, on any day, Term certificateholders having, in the aggregate, more than 50% of the Invested Amount.

          "Master Servicer Default" shall have the meaning assigned in Section
     9.1 of this Supplement and Section 10.1 of the Agreement.

          "Optional Repurchase Percentage" shall mean 10% of the Invested Amount on the close of business on the last day of the Revolving Period.

          "Placement Agent" shall mean the collective reference to Chemical Securities Inc. and Chase Securities, Inc.

          "Program Costs" shall mean, for any Business Day, the product of (a) the sum of all unpaid fees and expenses of the Transferor, including fees and expenses due and payable to counsel to, and independent auditors of, the Transferor (other than fees and expenses payable on or in connection with the closing of the issuance of the Term Certificates) and any franchise taxes due and payable by the Transferor, in each case on such Business Day, and (b) the Invested Percentage (expressed as a decimal) on such Business Day; provided, however, in no event may Program Costs previously paid pursuant to subsection 4B.6(b) (ii) exceed $500,000 in the aggregate on any Business Day with respect to the immediately preceding twelve-month period.

          "Rating Agency" shall mean Duff & Phelps; provided, however, that for the purposes of the definition of "Eligible Investments" in the Agreement, Rating Agency shall mean Duff & Phelps, S&P and Moody's.

          "Ratings Multiple" shall mean 2.5.

          "Record Date" shall mean, with respect to any Determination Date or Distribution Date, the last Business Day of the immediately preceding calendar month.

          "Reduction" shall have the meaning assigned in Section 3.5.

          "Reduction Amount" shall have the meaning assigned in Section 3.5.

          "Reduction Threshold" shall mean, at any date of determination, an amount equal to the product of 20% and the Invested Amount at such date.

          "Reinvestment Yield" shall mean the yield on actively-traded (on-the-run) U.S Treasury Securities with a maturity (rounded to the nearest month) corresponding to the Remaining Average Life of the Repayment Amount as set forth at 10:00 A.M. (New York City time) on the date of determination (1) on the display designated as "Page 678" on the Telerate Service (or such display as may replace Page 678 on the Telerate Service), or, (2) if Telerate is not available, on any other nationally recognized trading screen reporting on-line intraday trading in U.S. Treasury Securities or
     (3) in the event that no such nationally recognized trading screen reporting on-line intraday trading in U.S. Treasury Securities is available, in Federal Reserve Statistical Release H.15 (519) using the arithmetic mean of the two most recent yields under the heading "week ending" opposite the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Remaining Average Life of the Repayment Amount being paid. If no maturity of an actively-traded (on-the-run) U.S. Treasury Security exactly corresponds to such Remaining Average Life, such yield shall be obtained by linear interpolation on a straight line basis from the yields for the two published maturities most closely corresponding to actively traded (on-the-run) U.S. Treasury Securities having a constant maturity next longer and shorter than the Remaining Average Life.

          "Remaining Average Life" shall mean, with respect to any Repayment Amount, the number of years (calculated to the nearest one-twelfth of a year) obtained by dividing (a) such Repayment Amount into (b) the sum of the products obtained by multiplying (i) each principal payment in respect of such Repayment Amount scheduled to be made during the Controlled Amortization by (ii) the number of years (calculated to the nearest one-twelfth of a year) which will elapse between the related Special Distribution Date and the respective scheduled due dates of such principal payments.

          "Remaining Scheduled Payments" shall mean, with respect to any Repayment Amount, all principal thereof and interest thereon that would be due on or after the Special Distribution Date with respect to such Repayment Amount if no payment of such Repayment Amount were made prior to the Controlled Amortization.

          "Required Reserve Percentage" shall mean, as of any date of determination, an amount (expressed as a percentage) equal to the product of (a) the quotient of (i) one plus the Yield Reserve Percentage on such date and (ii) one minus the sum of the Weighted Average Loss Reserve Percentage and the Dilution Reserve Percentage on such date and (b) the sum of (i) the Weighted Average Loss Reserve Percentage, (ii) the Dilution Reserve Percentage and (iii) the Yield Reserve Percentage, in each case, on such date.

          "Repayment Amount" shall mean (i) in the case of any Make Whole Payment resulting from a Reduction, the Reduction Amount in respect thereof and (ii) in the case of any Make Whole Payment resulting from the occurrence of a Special Early Amortization Event, the Invested Amount immediately prior to the related Special Distribution Date.

          "Revolving Period" shall mean the period commencing on the Issuance Date and terminating on the earlier to occur of (i) the close of business on the date on which an Early Amortization Event occurs or (ii) the Scheduled Termination Date.

          "Scheduled Termination Date" shall mean August 26, 1999.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Series 1994-1" shall mean the Series 1994-1, the Principal Terms of which are set forth in this Supplement.

          "Series 1994-1 Certificateholders' Interest" shall have the meaning assigned in subsection 3.1(a).

          "Series 1994-1 Collection Sub-subaccount" shall have the meaning assigned in subsection 4B.2(a).

          "Series 1994-1 Monthly Interest" shall have the meaning assigned in subsection 4B.4(a).

          "Series 1994-1 Monthly Principal Payment" shall have the meaning assigned in Section 4B.5.

          Series 1994-1 Monthly Servicing Fee" shall have the meaning assigned in subsection 7.1.

          "Series 1994-1 Non-Principal Collection Sub-subaccount" shall have the meaning assigned in subsection 4B.2(a).

          "Series 1994-1 Principal Collection Sub-subaccount" shall have the meaning assigned in subsection 4B.2(a).

          "Series Termination Date" shall mean the date which is six months after the last day of the Revolving Period.

          "Special Early Amortization Event" shall mean the occurrence of an Early Amortization Event specified in any of subsection 6.1(d), (e), (h),
     (i), (j) or (k) within twelve months after (a) any optional addition or termination of an Originator or White Swan Division pursuant to Section
     9.14 or 9.15, respectively, of the Receivables Purchase Agreement, (b) the issuance of any additional Series under the Agreement or (c) the issuance of any additional Term Certificates pursuant to Section 3.3.

          "Special Distribution Date" shall mean (i) in the case of any Reduction, the Distribution Date on which the related Reduction Amount is paid and (ii) in the case of any Special Early Amortization Event, the Distribution Date following the commencement of the Amortization Period.

          "Subordinated Certificate" shall mean the Subordinated Transferor Certificate, Series 1994-1, executed by the Transferor and authenticated by the Trustee, substantially in the form of Exhibit B.

          "Subordinated Certificate Amount" shall mean, for any date of determination, an amount equal to the Allocated Receivables Amount on such date minus the Adjusted Invested Amount on such date.

          "Subordinated Interest" shall have the meaning specified in subsection 3.1(b).

          "Subsequent Issuance Date" shall mean each Distribution Date, if any, on which the Trust issues additional Term Certificates pursuant to Section 3.3.

          "Subsequent Issuance Date Supplement" shall mean a supplement prepared and delivered by the Transferor on any Subsequent Issuance Date setting forth for the additional Term Certificates to be issued on such date, among other things, the applicable Certificate Rate and the Additional Invested Amount, which supplement shall be substantially in the form of Exhibit F.

          "Target Receivables Amount" shall mean, on any date of determination with respect to Series 1994-1, an amount equal to the Adjusted Invested Amount on such day multiplied by an amount equal to one plus the Required Reserve Percentage on such day.

          "Term Certificate" shall mean a Term Certificate, Series 1994-1, executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A.

          "Term Certificateholder" shall mean each holder of a Term Certificate.

          "Trust Accounts" shall have the meaning assigned in subsection
     4B.2(a).

          "Turnover Rate" shall mean, as of any date of determination, an amount (expressed as a percentage) equal to (a) the sum of the outstanding Aggregate Receivables Amount as at the end of each of the three preceding Settlement Periods divided by (b) the aggregate net sales for the three preceding Settlement Periods.

          "Two-Month Rolling Average" shall mean, for any two consecutive Settlement Periods and with respect to the Aged Receivables Percentages of an Originator or White Swan division calculated for each such Settlement Period, (a) the sum of the numerators used to calculate such Aged Receivables Percentages divided by (b) the sum of the denominators used to calculate such Aged Receivables Percentages.

          "Waiver Percentage" shall mean 50%.

          "Weighted Average Loss Reserve Percentage" shall mean, as of any date of determination, the greater of (i) the Loss Reserve Floor and (ii) an amount (expressed as a percentage) equal to (a) the sum of the Loss Reserve Amounts for each Originator other than White Swan and, in the case of White Swan, for each White Swan Division, divided by (b) the aggregate Face Amounts of all Eligible Receivables, all as of such date of determination.

          "Yield Reserve Account" shall have the meaning assigned in subsection 4B.2(a).

          "Yield Reserve Percentage" shall mean, (i) for the first three Settlement Dates to occur following the Issuance Date, 1.5%, and (ii) thereafter, with respect to any Settlement Date and continuing until the end of the related Calculation Period, an amount (expressed as a percentage) equal to the product of (a) 2.0, (b) the Discount Amount divided by twelve and (c) the Turnover Rate.

          "Yield Reserve Required Amount" shall mean, as of any date of determination, an amount equal to the product of (a) 1.5 and (b) the sum of
     (i) the Monthly Interest in respect of the Term Certificates, (ii) the Series 1994-1's pro rata share of the monthly Servicing Fee and (iii) the Series 1994-1's pro rata share of 1/12 of $500,000.

          "Z Value" shall mean 2.58.

                                 ARTICLE III

               PURCHASE AND SALE OF THE TERM CERTIFICATES

          SECTION 3.1. The Term Certificates. (a) The Term Certificates shall represent fractional undivided interests in the Trust, consisting of the right to receive the Invested Percentage (expressed as a decimal) of (i) Collections received with respect to the Receivables and (ii) all other funds on deposit in the Collection Account and in any subaccount thereof (the "Series 1994-1 Certificateholders' Interest"). The Term Certificates shall be issued in minimum denominations of $1,000,000 and in integral multiples of $500 in excess thereof.

          (b) The Subordinated Certificate shall represent a fractional undivided interest in the Trust, consisting of the right to receive Collections with respect to the Receivables allocated to the Series 1994-1 Certificateholders' Interest and not required to be distributed to or for the benefit of the Term Certificateholders (the "Subordinated Interest"). The Exchangeable Transferor Certificate and any other Series of Investor Certificates outstanding shall represent the ownership interest in the remainder of the Trust not allocated pursuant hereto to the Series 1994-1 Certificateholders' Interest or the Subordinated Interest.

          (c) The Term Certificates and the Subordinated Certificate shall be issued in registered form in substantially the forms of Exhibits A and B, respectively, and shall, upon issue, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Section 3.2 hereof and Section 6.2 of the Agreement.

          SECTION 3.2. Delivery. (a) (i) On the Issuance Date, the Transferor shall sign on behalf of the Trust and shall direct in writing pursuant to
Section 6.2 of the Agreement the Trustee to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate (A) the Term Certificates in authorized denominations equal in the aggregate to the Initial Invested Amount and (B) a Subordinated Certificate in a denomination equal to the Subordinated Certificate Amount from time to time.

          (ii) On each Subsequent Issuance Date, if any, the Transferor shall sign on behalf of the Trust and shall direct in writing pursuant to Section 6.2 of the Agreement the Trustee to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate Term Certificates in authorized denominations equal to (in the aggregate) the Additional Invested Amount with respect to such date.

          (b) Enhancement for the Term Certificates shall consist of (i) reallocation of funds allocated to the

Subordinated Certificate and (ii) amounts on deposit from time to time in the Yield Reserve Account.

          (c) The Transfer Agent and Registrar shall not register the transfer of any Term Certificate unless:

          (i) the person in whose name the Term Certificate is to be registered upon transfer represents and warrants that it, and each of the accounts for which it is purchasing, is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), and acknowledges that it has received such information regarding the Trust and the Term Certificates as it has requested and that it is aware that the transferor is relying upon the foregoing certification to claim the exemption from registration provided by Rule 144A; or

          (ii) the Trustee has received transfer documentation from the holder of such Term Certificate indicating, and a written opinion of counsel (which counsel may be an employee of such Term Certificateholder) acceptable to the Master Servicer and the Trustee confirming, that the transfer is being made pursuant to an exemption from, or a transaction not otherwise subject to, the registration requirements of the Securities Act;

and such transferee further represents and warrants to the Trustee, the Master Servicer and the Transferor as to one of the following:

          (x) in connection with the initial sale of the Term Certificates on the Issuance Date, the transferee represents and warrants that the transferee is an ERISA Entity; or

          (y) the transferee represents and warrants that it is not an ERISA Entity.

For purposes of this paragraph (c), any such advice to the Trustee in writing may be in the form of a letter, notice or other written document and, with respect to clauses (i), (ii) and (iii) and (x) and (y) above, the requirements of such clauses will be deemed to be satisfied by appropriate notation on the transfer notice set forth on such Term Certificate or by other written advice to the Trustee stating in substance one of the entries on such transfer notice.

          (d) The Transfer Agent and Registrar shall not register the transfer of any Term Certificate to an ERISA Entity unless the transfer is in connection with the initial sale of the Term Certificates on the Issuance Date and the Trustee determines, that after giving effect to such transfer, no more than 25% of any Class of the Term Certificates is held by ERISA Entities.

          (e) For so long as any of the Term Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Transferor will cause to be provided to any Term Certificateholder and any prospective purchaser of Term Certificates designated by a holder of such Term Certificates, upon the request of such Term Certificateholder or prospective purchaser, the information required to be provided to such Term Certificateholder or prospective purchaser by Rule 144A(d)(4) under the Securities Act.

          SECTION 3.3. Sale of Additional Term Certificates. (a) The Transferor may, upon notice to the Trustee, the Master Servicer and the Term Certificateholders and upon satisfaction of each of the conditions set forth in subsection (b) of this Section 3.3, direct the Trust to issue on the following Distribution Date (each such date, a "Subsequent Issuance Date") additional Term Certificates, identical in all respects to the existing Term Certificates (other than with respect to the Certificate Rate applicable thereto), in an aggregate principal amount specified by the Transferor; provided that the Target Receivables Amount does not exceed the Allocated Receivables Amount, after giving effect to any increase in the Invested Amount on such Subsequent Issuance Date; and provided further that in no event may the Transferor cause the Trustee to issue, on a cumulative basis, additional Term Certificates in an aggregate principal amount in excess of $15,000,000. The Transferor may arrange for the sale of such additional Term Certificates pursuant to a private placement or any other sale arrangement; provided that the Transferor agrees that it shall first offer to the existing Term Certificateholders the opportunity to purchase such additional Term Certificates on substantially the same terms and conditions that such additional Term Certificates are to be offered to other purchasers. If no existing Term Certificateholders elect to purchase any such additional Term Certificates within 10 Business Days following their receipt of an offer therefor, the yield over the relevant U.S. Treasury Security in respect of such additional Term Certificates offered to other purchasers shall not exceed the yield over the relevant U.S. Treasury Security offered to the existing Term Certificateholders. In the event that the existing Term Certificateholders subscribe to purchase more additional Term Certificates than are being offered by the Transferor at such time, then each such existing Term Certificateholder shall be entitled to purchase a pro rata portion of such additional Term Certificates based on the aggregate principal amount of Term Certificates then held by such holder. On each Subsequent Issuance Date, if any, the Invested Amount (and each other amount set forth herein, the calculation of which is based on such amount) shall be recalculated to include the Additional Invested Amount with respect to the Term Certificates issued on such date.

          (b) On the Subsequent Issuance Date, the Trustee shall only authenticate and deliver any additional Term Certificates upon delivery to it of the following on or prior to such Subsequent Issuance
Date:

          (i) the Rating Agency shall have been notified of the proposed issuance of additional Term Certificates at least 10 days prior to the proposed Subsequent Issuance Date, the Rating Agency shall have issued a rating on the Additional Term Certificates that is equivalent to that rating issued by the Rating Agency on the Issuance Date and the Rating Agency Condition shall have been satisfied on or prior to such Subsequent Issuance Date;

          (ii) the Transferor shall have delivered to the Trustee a duly authorized and executed Subsequent Issuance Date Supplement;

          (iii) no Early Amortization Event or Potential Early Amortization Event shall have occurred and be continuing with respect to Series 1994-1;

          (iv) a Tax Opinion; and

          (v) an Opinion of Counsel stating that all of the conditions to the issuance of such additional Term Certificates shall have been satisfied.

          (c) On each Subsequent Issuance Date, the Transferor, in a written order, shall direct the Trustee to authenticate and deliver additional Term Certificates in accordance with subsection 3.2(a)(ii).

          SECTION 3.4. Application of Proceeds. On the Issuance Date, the Transferor shall pay the net cash proceeds received by it upon the issuance of the Term Certificates on such date to the Trustee for deposit to the Series 1994-1 Principal Collection Sub-subaccount for distribution in accordance with
Section 4B.3(c), or for the repayment of the Certificates issued under an Outstanding Series, as directed by the Transferor; provided that, on the Issuance Date, the Transferor shall cause an amount equal to the Yield Reserve Required Amount to be deposited into the Yield Reserve Account. On any Subsequent Issuance Date, the Transferor shall pay the cash proceeds received by it upon the issuance of the additional Term Certificates on such date to the Trustee for deposit to the Series 1994-1 Principal Collection Sub-subaccount for distribution in accordance with subsection 4B.3(c); provided that, on such Subsequent Issuance Date, the Transferor shall cause to be deposited into the Yield Reserve Account an amount equal to the excess, if any, of the Yield Reserve Required Amount over the amount on deposit in the Yield Reserve Account on such date.

          SECTION 3.5. Procedure for Decreasing the Invested Amount. If during any two consecutive Settlement Periods the average excess of the Invested Amount over the Adjusted Invested Amount equals or exceeds the Reduction Threshold, on the Distribution Date immediately succeeding such Settlement Periods, upon the request of the Transferor, the Invested Amount may be reduced (a "Reduction") by the distribution to the Term Certificateholders of an amount (a "Reduction Amount") at least equal to such Reduction Threshold. In addition, with respect to any Reduction, the Transferor shall cause to be distributed to the Term Certificateholders an amount equal to the Make Whole Payment, if any, in respect of such Reduction. The distribution of the Reduction Amount and any related Make Whole Payment shall be made to the Term Certificateholders on a pro rata basis from the funds on deposit in the Series 1994-1 Principal Collection Sub-subaccount on such Distribution Date; provided that (i) the Transferor shall have given the Trustee and the Master Servicer written notice of such Reduction and the related Reduction Amount at least 10 days prior to such Special Distribution Date, but in no case later than three Business Days after the related Settlement Period preceding such Special Distribution Date, setting forth the amount of such Reduction and (ii) on such Special Distribution Date, there are available funds on deposit in the Series 1994-1 Principal Collection Account in an amount at least equal to the sum of the Reduction Amount and any related Make Whole Payment. The Trustee shall give prompt written notice of any proposed Reduction to the Term Certificateholders and the Rating Agency.

          SECTION 3.6. Access to List of Certificateholders' Names and Addresses. Notwithstanding anything in the Agreement to the contrary, the Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to any Term Certificateholder, within five Business Days after receipt by the Trustee of a written request therefor from such Term Certificateholder, a list of the names and addresses of the Term Certificateholders.


                                   ARTICLE IV

                          ARTICLE IV OF THE AGREEMENT

          Any provision of Article IV of the Agreement which distributes Collections and Repurchase Payments to the Transferor on the basis of the Transferor's Percentage shall continue to apply irrespective of the issuance of the Term Certificates. Section 4.1 of the Agreement shall be read in its entirety as provided in the Agreement. Article IV of the Agreement (except for Section 4.1 thereof and any portion thereof relating to another Series) shall read in its entirety as follows and shall be exclusively applicable to the Term Certificates and the Subordinated Certificate:

          SECTION 4B.2. Establishment of Trust Accounts. (a) The Trustee shall cause to be established and maintained in the name of the Trust (i) for the benefit of the Term Certificateholders and for the benefit, subject to the prior interest of the Term certificateholders, of the holder of the Subordinated Certificate, a subaccount of the Collection Account (the "Series 1994-1 Collection Sub-subaccount"), which subaccount is the Series Collection Subaccount with respect to Series 1994-1, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Term Certificateholders and for the benefit, subject to the prior interest of the Term Certificateholders, of the holder of the Subordinated Certificate; (ii) for the benefit of the Term Certificateholders and for the benefit, subject to the prior interest of the Term Certificateholders, of the holder of the Subordinated Certificate, two subaccounts of the Series 1994-1 Collection Sub-subaccount: the Series 1994-1 Principal Collection Sub-subaccount and the Series 1994-1 Non-Principal Collection Sub-subaccount (respectively, the "Series 1994-1 Principal Collection Sub-subaccount" and the "Series 1994-1 Non-Principal Collection Sub-subaccount"), each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Term Certificateholders and for the benefit, subject to the prior interest of the Term Certificateholders, of the holder of the Subordinated Certificate; and (iii) for the benefit of the Term Certificateholders, a segregated cash collateral account (the "Yield Reserve Account"; all accounts established pursuant to this subsection 4B.2(a) and listed on Schedule I, collectively, the "Trust Accounts"). The Trustee shall possess all right, title and interest in all funds from time to time on deposit in, and all Eligible Investments credited to, the Trust Accounts and in all proceeds thereof. The Trust Accounts shall be under the sole dominion and control of the Trustee for the exclusive benefit of the Term Certificateholders and to the extent applicable, subject to the prior interest of the Term Certificateholders, of the holder of the Subordinated Certificate.

          (b) All Eligible Investments in the Trust Accounts shall be held by the Trustee for the exclusive benefit of the Term Certificateholders and, subject to the prior interest of the Term Certificateholders, of the holder of the Subordinated Certificate; provided, however, that funds on deposit in a Trust Account which is a Sub-subaccount of the Collection Account may, at the direction of the Master Servicer, be invested together with funds held in other Sub-subaccounts of the Collection Account. After giving effect to any distribution to the Transferor pursuant to subsection 4B.3(c), amounts on deposit and available for investment in the Series 1994-1 Principal Collection Sub-subaccount shall be invested by the Trustee at the written direction of the Master Servicer in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof, (i) in the case of any such investment made during the Revolving Period, on or prior to the next Business Day and (ii) in the case of any such investment made during the Amortization Period, on or prior to one Business Day prior to the next succeeding Distribution Date. Amounts on deposit and available for investment in the Series 1994-1 Non-Principal Collection Sub-subaccount shall be invested by the Trustee at the written direction of the Master Servicer in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof, on or prior to one Business Day prior to the next succeeding Distribution Date. Amounts on deposit and available for investment in the Yield Reserve Account shall be invested by the Trustee at the written direction of the Master Servicer in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof, on or prior to the next Business Day. All interest and investment earnings (net of losses and investment expenses) on funds deposited in the Series 1994-1 Principal Collection Sub-subaccount and the Yield Reserve Account shall be deposited in the Series 1994-1 Non-Principal Collection Sub-subaccount.

          SECTION 4B.3. Daily Allocations. (a) The portion of Aggregate Daily Collections allocated to the Term Certificateholders pursuant to Article IV of the Agreement shall be allocated and distributed as set forth in this Article IV.

          (b) (i) On each Business Day, an amount equal to the Accrued Expense Amount for such day shall be transferred from the Series 1994-1 Collection Sub-subaccount to the Series 1994-1 Non-Principal Collection Sub-subaccount and any remaining funds on deposit in the Series 1994-1 Collection Sub-subaccount shall be transferred to the Series 1994-1 Principal Collection Sub-subaccount.

          (ii) If, on any Business Day, the amount on deposit in the Series 1994-1 Collection Sub-subaccount is less than the Accrued Expense Amount on such day, the Trustee shall transfer an amount equal to the amount of such insufficiency from the Yield Reserve Account to the Series 1994-1 Non-Principal Collection Sub-subaccount. On each succeeding Business Day, if the amount on deposit in the Yield Reserve Account is less than the Yield Reserve Required Amount, the Trustee shall transfer, to the extent funds are available therefor following the payment of the Accrued Expense Amount for such day, an amount equal to such deficiency from the Series 1994-1 Collection Sub-subaccount to the Yield Reserve Account.

          (c) (i) On each Business Day during the Revolving Period (including Distribution Dates), amounts on deposit in the Series 1994-1 Principal Collection Sub-subaccount shall be distributed by the Trustee to the Transferor; provided that such distribution shall be made only to the extent that, after giving effect to such distribution, the Target Receivables Amount would not exceed the Allocated Receivables Amount; provided further that if the Transferor shall have given a notice of a Reduction to the Trustee and the Master Servicer pursuant to Section 3.5, the Transferor shall, by giving written notice to the Master Servicer, retain until the related Special Distribution Date aggregate amounts on deposit in the Series 1994-1 Principal Collection Sub-subaccount equal to the sum of the Reduction Amount and any related Make Whole Payment in respect thereof. Amounts distributed to the Transferor hereunder shall be deemed to be paid first from Collections received directly by the Master Servicer and the Servicers and second from Collections received in the Lockboxes.

          (ii) On each Business Day during an Amortization Period (including Distribution Dates), funds deposited in the Series 1994-1 Principal Collection Sub-subaccount shall be invested in Eligible Investments that mature on or prior to the next Determination Date. No amounts on deposit in the Series 1994-1 Principal Collection Sub-subaccount shall be used for reinvestment in Receivables during an Amortization Period.

          (d) The allocations to be made pursuant to this Section 4B.3 are subject to the provisions of Sections 2.6, 9.2, 10.1 and 12.1 of the Agreement.

          SECTION 4B.4. Determination of Interest. (a) The amount of interest distributable with respect to the Term Certificates ("Series 1994-1 Monthly Interest") on each Distribution Date shall be an amount, as calculated by the Master Servicer, equal to the product of (i) one-twelfth of the weighted average Certificate Rate with respect to all Term Certificates then outstanding and (ii) the Invested Amount with respect to such Term Certificates on the first day of the related Accrual Period (after giving effect to any distributions of principal on such date); provided that if the Issuance Date does not occur on a Distribution Date, the "Series 1994-1 Monthly Interest" for the initial Distribution Date shall be an amount equal to the product of (a) the Initial Invested Amount, (b) the Certificate Rate and (c) the number of days in the initial Accrual Period divided by 360.

          (b) On each Distribution Date, the Master Servicer shall determine the excess, if any (the "Interest Shortfall"), of (i) the Series 1994-1 Monthly Interest for the Accrual Period ending on such Distribution Date over (ii) the amount which will be available to be distributed to the Term Certificateholders on such Distribution Date in respect thereof pursuant to this Supplement. If the Interest Shortfall with respect to any Distribution Date is greater than zero, an additional amount ("Additional Interest") equal to the product of (A) one-twelfth of the Certificate Rate plus 2.0% per annum and (B) such Interest Shortfall (or the portion thereof which has not been paid to the Term Certificateholders) shall be payable as provided herein with respect to the Term Certificates on each Distribution Date following such Distribution Date to and including, the Distribution Date on which such Interest Shortfall is paid in full to the Term Certificateholders.

          SECTION 4B.5. Determination of Series 1994-1 Monthly Principal Payment. The amount (the "Series 1994-1 Monthly Principal Payment") distributable from the Series 1994-1 Principal Collection Sub-subaccount on each Distribution Date during an Amortization Period shall be equal, as calculated by the Master Servicer, to (a) if such Distribution Date occurs during the Controlled Amortization, an amount equal to 50% of the Invested Amount as of the last day of the Revolving Period (to the extent funds are available therefor in such account) and (b) if such Distribution Date occurs during an Amortization Period which follows the occurrence of an Early Amortization Event, the amount on deposit in such account on such Distribution Date; provided, that, in either case, Series 1994-1 Monthly Principal Payment on any Distribution Date shall not exceed the Invested Amount on such Distribution Date.

          SECTION 4B.6. Applications. (a) The Master Servicer shall cause the Trustee to distribute, on each Distribution Date, from amounts on deposit in the Series 1994-1 Non-Principal Collection Sub-subaccount, an amount equal to the Series 1994-1 Monthly Interest payable on such Distribution Date, plus the amount of any Series 1994-1 Monthly Interest previously due but not distributed to the Term Certificateholders on a prior Distribution Date, plus the amount of any Additional Interest for such Distribution Date and any Additional Interest previously due but not distributed to the Term Certificateholders on a prior Distribution Date, to the Term Certificateholders.

          (b) On each Distribution Date, the Master Servicer shall cause the Trustee to apply funds on deposit in the Series 1994-1 Non-Principal Collection Sub-subaccount (after taking into consideration the distribution to the Term Certificateholders from the Series 1994-1 Non-Principal Collection Sub-subaccount pursuant to subsection 4B.6(a)) in the following order of priority to the extent funds are available:

          (i) an amount equal to the Series 1994-1 Monthly Servicing Fee for the Accrual Period ending on such Distribution Date shall be withdrawn from the Series 1994-1 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Master Servicer;

          (ii) an amount equal to any Program Costs due and payable shall be withdrawn from the Series 1994-1 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Persons owed such amounts; and

          (iii) an amount equal to all accrued and unpaid Make Whole Payments shall be withdrawn from the Series Non-Principal Collection Sub-subaccount by the Trustee and paid to the Term Certificateholders.

Any remaining amount on deposit in the Series 1994-1 Non-Principal Collection Sub-subaccount not allocated pursuant to clauses (i), (ii) and (iii) above shall be paid to the holder of the Subordinated Certificate.

          (c) During an Amortization Period, the Master Servicer shall cause the Trustee to apply, on each Distribution Date, amounts on deposit in the Series 1994-1 Principal Collection Sub-subaccount in the following order of priority:

          (i) an amount equal to the Series 1994-1 Monthly Principal Payment payable in respect thereof for such Distribution Date shall be distributed from the Series 1994-1 Principal Collection Sub-subaccount to the Term Certificateholders;

          (ii) if a Special Early Amortization Event has occurred, following the repayment in full of the Invested Amount, an amount equal to any Make Whole Payment in respect thereof shall be distributed from the Series 1994-1 Principal Collection Sub-subaccount to the Term Certificateholders;

          (iii) following the repayment in full of the Invested Amount and any Make Whole Payment in respect thereof, the remaining amount on deposit in the Series 1994-1 Principal Collection Sub-subaccount on such Distribution Date, if any, after giving effect to the payment described in subsection 4B.6(c)(i) above shall be distributed to the holder of the Subordinated Certificate.

          (d) On each Special Distribution Date in respect of a Reduction, the Master Servicer shall cause the Trustee to distribute to the Term Certificateholders on such Special Distribution Date from amounts on deposit in the Series 1994-1 Principal Collection Sub-subaccount an amount equal to the sum of the Reduction Amount and any related Make Whole Payment to be made on such Special Distribution Date.


                                   ARTICLE V

                           DISTRIBUTIONS AND REPORTS

          Article V of the Agreement (except for any portion thereof relating to another Series) shall read in its entirety as follows and shall be exclusively applicable to the Term Certificates:

          SECTION 5B.1. Distributions. (a) Notwithstanding anything to the contrary in Section 12.3 of the Agreement, the final distribution of principal in respect of the Term Certificates will be made after due notice by the Trustee of the pendency of such distribution and without presentation and surrender of such Term Certificates. By receipt of such final distribution each Term Certificateholder shall be deemed to agree to present and surrender its Term Certificate within 30 days of such final payment. Any other distribution of principal in respect of the Term Certificates or on account of interest or fees on the Term Certificates on each Distribution Date will be made or caused to be made by the Paying Agent or the Trustee to the persons in whose name the Term Certificates are registered at the close of business on the related Record Date. Each payment will be made by wire transfer to an account maintained by each Term Certificateholder, or, in the case of a subsequent Term Certificateholder, if no information of any such account is provided to the Trustee at least five Business Days prior to the related Distribution Date, by a check mailed to such Term Certificateholder at such Term Certificateholder's registered address.

          (b) All allocations and distributions hereunder shall be in accordance with the Monthly Settlement Statement and subject to Section 4.1(h) of the Agreement.

          SECTION 5B.2. Daily Reports. The Master Servicer shall provide the Trustee with a Daily Report with respect to such Business Day's activity by no later than 2:00 p.m. New York City time the following Business Day.

          SECTION 5B.3. Statements and Notices. (a) Monthly Settlement Statements. On each Determination Date, the Master Servicer shall deliver to the Trustee and the Rating Agency a Monthly Settlement Statement setting forth, among other things, the Loss Reserve Percentage, the Dilution Reserve Percentage and the Yield Reserve Percentage, each as recalculated for use in determining the Required Reserve Percentage for the next succeeding Calculation Period. The Trustee shall forward a copy of each Monthly Settlement Statement to each Term Certificateholder promptly upon, and in any event within three Business Days of, the receipt of such statement.

          (b) Annual Certificateholders' Tax Statement. On or before April 1 of each calendar year (or such earlier date as required by applicable law), beginning with calendar year 1995, the Master Servicer on behalf of the Trustee shall furnish, or cause to be furnished, to each Person who at any time during the preceding calendar year was a Term Certificateholder, a statement prepared by the Master Servicer containing the aggregate amount distributed to such Person for such calendar year or the applicable portion thereof during which such Person was a Term Certificateholder, together with such other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as the Trustee or the Master Servicer deems necessary or desirable to enable the Term Certificateholders to prepare their tax returns. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall have been provided by the Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

          (c) Early Amortization Period Notices. Upon the occurrence of an Early Amortization Event or a Potential Early Amortization Event with respect to Series 1994-1 the Transferor or the Master Servicer, as the case may be, shall give prompt written notice thereof to the Trustee. The Trustee shall give notice to each Term Certificateholder and the Rating Agency within one Business Day of the receipt of any such notice regarding (i) an Early Amortization Event or (ii) a Potential Early Amortization Event as to which, except in the case of a Potential Early Amortization Event relating to the federal bankruptcy laws or specified in subsection 6.1(1) of this Supplement, any applicable grace period (or, if such applicable grace period is in excess of ten days, as to which a period of ten days) has expired; provided, however, that upon the expiration of any such grace period or ten-day period, if such Potential Early Amortization Event shall be continuing, the Trustee shall give notice thereof to each Term Certificateholder and the Rating Agency within one Business Day.

          (d) NAIC Notices. The Trustee shall forward a copy of each report received by it pursuant to Section 3.6 of the Agreement and each statement received by it pursuant to Sections 8.2 and 8.3 of this Supplement to the National Association of Insurance Commissioners promptly upon such receipt.

          Section 5B.4. Notices. Notices required to be given to the Term Certificateholders hereunder or under the Agreement will be given by first class mail to the address of such holders as they appear in the Certificate Register, except that notices of an Early Amortization Event, a Potential Early Amortization Event, a Master Servicer Default or a Potential Master Servicer Default shall also be given by overnight delivery via a nationally recognized overnight delivery service to such address.


                                   ARTICLE VI

                      ADDITIONAL EARLY AMORTIZATION EVENTS

          SECTION 6.1. Additional Early Amortization Events. If any one of the events specified in Section 9.1 of the Agreement (after any grace periods or consents applicable thereto) or any one of the following events shall occur during the Revolving Period with respect to the Term Certificates:

          (a) failure on the part of the Transferor or the Master Servicer, as applicable, (i) to make any payment or deposit required by the terms of the Agreement or this Supplement within two Business Days of the day such payment or deposit is to be made, to deliver a Daily Report within two Business Days of the day such report is due to be delivered or to deliver a Monthly Settlement Statement within three Business Days of the day such item is due to be delivered or to deliver the Receivables Record with respect to any Originator within three Business Days of the day such item is due to be delivered, (ii) duly to observe or perform in any material respect the covenants of the Transferor set forth in Section 2.7(b), (m) or (p) of the Agreement or (iii) duly to observe or perform in any material respect any other covenants or agreements of the Transferor or the Master Servicer, as the case may be, set forth in the Agreement or this Supplement, which failure in the case of this clause
     (iii) either (A) continues unremedied for a period of 30 days after the earlier of the date on which a Responsible Officer of the Master Servicer shall have knowledge thereof or the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Transferor, as the case may be, by the Trustee, or to the Master Servicer or the Transferor, as the case may be, and to the Trustee by any Term Certificateholder or (B) if such failure is in respect of Section 2.5 of the Agreement, is not cured by the Transferor repurchasing such Receivables in accordance with the provisions of Section
     2.5 within three Business Days of when the Transferor was obligated to do so;

          (b) any representation, warranty, certification or statement made by the Transferor in the Agreement or this Supplement or any information contained in a computer file or microfiche or written list required to be delivered by the Transferor pursuant to the Agreement or this Supplement, shall prove to have been incorrect in any material respect when made or when delivered; provided, however, that an Early Amortization Event with respect to Series 1994-1 shall not be deemed to have occurred under this paragraph if the incorrectness of such representation, warranty, certification, statement or information gives rise to an obligation to repurchase the related Receivables pursuant to Sections 2.5 and 2.6 of the Agreement and the Transferor has repurchased the related Receivable or all such Receivables, if applicable, in accordance with the provisions of Sections 2.5 and 2.6 of the Agreement within three Business Days of when the Transferor was obligated to do so;

          (c) a Purchase Termination Event (as defined in the Receivables Purchase Agreement) shall have occurred and be continuing under the Receivables Purchase Agreement;

          (d) for any two consecutive Settlement Periods, the average of the ratio, expressed as a percentage, for each such Settlement Period of (i) the Receivables that are more than 30 Days Past Due as of the last day of such Settlement Period to (ii) the aggregate Face Amount of the outstanding Receivables on such day, shall exceed 14%;

          (e) for any Settlement Period, Days Sales Outstanding shall be more than 40 days;

          (f) the Trust shall for any reason cease to have a valid and perfected first priority undivided ownership or security interest in the Eligible Receivables (subject to any Permitted Liens);

          (g) a Master Servicer Default shall have occurred and be continuing;

          (h) for any period of three consecutive Settlement Periods the Invested Amount shall exceed the Adjusted Invested Amount by at least 20%;

          (i) the Allocated Receivables Amount shall be less than the Target Receivables Amount for a period of five consecutive days;

          (j) for any period of three consecutive Settlement Periods, the aggregate amount of Dilutive Credits during such periods is greater than an amount equal to 8% of the aggregate amount of Collections received during such periods;

          (k) the amount on deposit in the Yield Reserve Account shall be less than the yield Reserve Required Amount for a period of five consecutive days;

          (l) the Master Servicer shall default in the observance or performance of any of the Key Credit Agreement Financial Covenants and, if the Credit Agreement shall then be in effect, either (i) such default shall not have been waived and fifteen days shall have elapsed since the earlier of the date on which a Responsible Officer of the Master Servicer shall have knowledge of such default or the date on which notice of such default shall have been given to the Master Servicer, or (ii) any waiver referred to in clause (i) shall have expired, or (iii) the lenders under the Credit Agreement shall have accelerated the maturity of the indebtedness thereunder;

          (m) the Master Servicer or any of its subsidiaries shall default in any payment when due of principal of or interest on any Indebtedness aggregating $10,000,000 or more; or

          (n) one or more judgments or decrees shall be entered against the Master Servicer or any of its subsidiaries involving in the aggregate a liability (net of amounts covered by insurance) of $5,000.000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;

then, in the case of any event described in the subsections above, after the applicable grace period, if any, set forth in such subsections the Majority Term Certificateholders, by notice then given in writing to the Transferor, the Master Servicer and the Trustee, may declare that an amortization event (an "Early Amortization Event") has occurred as of the date of such notice (except, in the case of any event contained in subsection 6.1(l), (m) or (n), the occurrence of such event shall not result in an Early Amortization Event if, at the time such event occurs, the Master Servicer is rated by at least one nationally recognized statistical rating agency in one of the generic rating categories of such rating agency which signifies investment grades.


                                  ARTICLE VII

                                 SERVICING FEE

          SECTION 7.1. Servicing Compensation. A monthly servicing fee (the "Series 1994-1 Monthly Servicing Fee") shall be payable to the Master Servicer on each Distribution Date for the Accrual Period then ending, in an amount equal to the product of (a) the Servicing Fee Percentage, (b) the Allocated Receivables Amount for the first day of such Accrual Period and (c) the number of days in such Accrual Period divided by 360; provided, however, that if an Early Amortization Period has commenced and US Foodservice Inc. is acting as Master Servicer, the Series 1994-1 Monthly Servicing Fee shall be deferred until all amounts due under the Term Certificates have been paid in full. The Series 1994-1 Monthly Servicing Fee is the Monthly Servicing Fee, referred to in
Section 3.2 of the Agreement, which is allocable to Series 1994-1.


                                  ARTICLE VIII

                   COVENANTS, REPRESENTATIONS AND WARRANTIES

          SECTION 8.1. Representations and Warranties of the Transferor and the Master Servicer. The Transferor and the Master Servicer each hereby represents and warrants to the Trustee and each of the Term Certificateholders that each and every of their respective representations and warranties contained in the Agreement is true and correct in all material respects as of the date hereof and as of each Subsequent Issue Date.

          SECTION 8.2. Covenants of the Transferor. The Transferor hereby agrees that:

          (a) it shall observe each and every of its respective covenants (both affirmative and negative) contained in the Agreement and this Supplement in all material respects;

          (b) it shall not terminate the Agreement unless in strict compliance with the terms of the Agreement;

          (c) it shall not change in any material respect the terms or provisions of the Policies so as to adversely affect the general quality of the Receivables without the prior written consent of the Majority Term Certificateholders;

          (d) it shall furnish the following documents to the Trustee, each Term Certificateholder and each Rating Agency:

               (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Transferor, (commencing with the quarter ended October 1, 1994) unaudited quarterly financial statements (including a balance sheet, income statement and statement of cash flow) for the Transferor, all of which financial statements shall be prepared in accordance with GAAP applied on a consistent basis, certified by the chief financial officer or chief accounting officer of the Transferor as being fairly stated in all material respects when considered as a whole (subject to normal year-end audit adjustments);

               (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Transferor, (commencing with the fiscal year ended December 31, 1994) audited annual financial statements (including a balance sheet, income statement and statement of cash flow) for the Transferor, together with the report of such firm on such audit, all of which financial statements must be prepared in accordance with GAAP applied on a consistent basis, and which firm shall be independent Public Accountants and

               (iii) promptly after the filing thereof, copies of all financial statements and reports which the Transferor may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority, and promptly after request therefor, any other reasonably requested material;

          (e) it shall not, without the prior written consent of the Majority Term Certificateholders, permit the modification of Schedule 6 to the Agreement in respect to any Special Obligor Limit and Special Obligor;

          (f) it shall not appoint a successor trustee pursuant to subsection 11.7(a) or (b) of the Agreement unless such successor trustee shall be acceptable to the Majority Term Certificateholders; and

          (g) it shall not add any Originator pursuant to subsection 9.14 of the Receivables Purchase Agreement unless the Company shall have received a certificate of the Master Servicer certifying that, after giving effect to the addition of such Originator, the Required Reserve Percentage with respect to the 1994-1 Series shall not have increased by an amount in excess of 7% (and such certificate shall set forth the calculations necessary to demonstrate the satisfaction of this condition).

          SECTION 8.3. Covenants of the Master Servicer. The Master Servicer hereby agrees that:

          (a) it shall observe each and every of its covenants (both affirmative and negative) contained in the Agreement and this Supplement in all material respects;

          (b) it shall furnish the following documents to the Trustee, each Term Certificateholder and each Rating Agency:

               (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Master Servicer, unaudited quarterly financial statements (including a balance sheet, income statement and statement of cash flow) for the Master Servicer, all of which financial statements shall be prepared in accordance with GAAP applied on a consistent basis, certified by the chief financial officer or chief accounting officer of the Master Servicer as being fairly stated in all material respects when considered as a whole (subject to normal year-end audit adjustments);

               (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Master Servicer, audited annual financial statements (including a balance sheet, income statement and statement of cash flow) for the Master Servicer, together with the report of such firm on such audit, all of which financial statements must be prepared in accordance with GAAP applied on a consistent basis, and which firm shall be Independent Public Accountants; and

               (iii) promptly after the filing thereof, copies of all financial statements and reports which the Master Servicer or any Servicer may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority, and promptly after request therefor, any other reasonably requested material;

          (c) it shall provide notice to the Trustee and each Rating Agency of the appointment of a Successor Master Servicer pursuant to Section 10.2 of the Agreement;

          (d) it shall furnish promptly to the Term Certificateholders and the Rating Agency written notice of the declaration of an event of default under the Credit Agreement, written notice of early termination of commitments under the Credit Agreement and copies of any amendments or waivers of and copies of compliance statements delivered under the Credit Agreement;

          (e) it shall, without duplication of its obligations appearing elsewhere in this Supplement or the Agreement, furnish to the Term Certificateholders, promptly after delivery to the Trustee or the Rating Agency, all notices given to the Trustee or the Rating Agency under the Agreement including, without limitation, reports or notices specified in Sections 2.4., 3.4, 3.5 and 3.6 of the Agreement other than the Daily Reports required thereunder, all reports and notices furnished to the Transferor under the Receivables Purchase Agreement, and such other reports and notices as are provided with respect to any other Series under the related Supplement; and

          (f) it shall, at any time and from time to time during the Master Servicer's or the Servicer's, as applicable, regular business hours, on reasonable prior notice and for a purpose reasonably related to this Agreement, in response to any reasonable request of the Trustee, permit the Trustee, or its agents or representatives, and any holder of Term Certificates which, together with Term Certificates held by any Affiliates of such holder, have an aggregate principal amount of more than 10% of the Invested Amount, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes, microfiche and disks) in the possession or under the control of the Master Servicer or any Servicer relating to the affairs, finances and accounts of the Master Servicer or any Servicer and (ii) to visit the offices and properties of the Master Servicer or any Servicer for the purpose of examining such materials and to discuss matters relating to the affairs, finances and accounts of the Master Servicer or any Servicer, or the Master Servicer's or any Servicer's performance hereunder with any of the officers or employees of the Master Servicer or any Servicer having knowledge thereof; provided that, in the event of a Master Servicer Default, all the costs and expenses of the Term Certificateholders in connection with any inspection conducted pursuant to the foregoing section shall be paid by the Master Servicer.

                                 ARTICLE IX

                      ADDITIONAL MASTER SERVICER DEFAULTS

          SECTION 9.1. Additional Master Servicer Defaults. If any of the events specified in Section 10.1 of the Agreement (after any grace periods or consents applicable thereto) or any one of the following events shall occur with respect to the Term Certificates (any such event, a "Master Servicer Default"):

          (a) failure by the Master Servicer to pay the Series 1994-1 Monthly Interest or the Series 1994-1 Monthly Principal Payment on or before the date such payment is required to be made under the terms of this Supplement or to pay any other amount on or before the date occurring three Business Days after the date such other payment is required to be made under the terms of this Supplement;

          (b) failure on the part of the Master Servicer duly to observe or perform in any material respect any covenants or agreements of the Master Servicer set forth in this Supplement or the Agreement which has a material adverse effect on the Term Certificateholders, which failure continues unremedied for a period of 30 days after the earlier of the date on which a Responsible Officer of the Master Servicer shall have knowledge thereof or the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Transferor, as the case may be, by the Trustee, or to the Master Servicer or the Transferor, as the case may be, and the Trustee by any Term Certificateholder; or the Master Servicer shall assign its duties under this Supplement or the Agreement, except as permitted by Section 8.7 of the Agreement; or

          (c) any representation, warranty or certification made by the Master Servicer in this Supplement or the Agreement or in any certificate delivered pursuant to this Supplement or the Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Term Certificateholders, which material adverse effect continues for a period of 30 days after the earlier of the date on which a Responsible Officer of the Master Servicer shall have knowledge thereof or the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by any Term Certificateholder;

then, so long as the Master Servicer Default shall not have been remedied, the Majority Term Certificateholders may direct that the Trustee poll the Investor Certificateholders to obtain their approval of the delivery of a Termination Notice pursuant to Section 10.1 of the Agreement. The Master Servicer shall promptly notify the Trustee of the occurrence of any Master Servicer Default.


                                   ARTICLE X

                                 MISCELLANEOUS

          SECTION 10.1. Ratification of Agreement. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

          SECTION 10.2. Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

          SECTION 10.3. Further Assurances. Each of the Transferor, the Master Servicer and the Trustee agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the Majority Term Certificateholders more fully to effect the purposes of this Supplement and the sale of the Term Certificates hereunder, including, without limitation, in the case of the Transferor and the Master Servicer, the execution of any financing statements or continuation statements relating to the Receivables and the other Trust Assets for filing under the provisions of the UCC of any applicable jurisdiction.

          SECTION 10.4. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or any Term Certificateholder, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights. remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          SECTION 10.5. Amendments. (a) Notwithstanding anything in the Agreement to the contrary, this Supplement, the Agreement and any other Related Document may not be modified, amended, waived, supplemented or terminated in writing by the Transferor, the Master Servicer and the Trustee without the written consent of the Majority Term Certificateholders; provided that no such amendment or waiver shall, unless signed or consented to in writing by all Term Certificateholders, (i) reduce in any manner the amount of, or delay or accelerate the timing of, distributions which are required to be made on any Term Certificate; (ii) change the definition of or the manner of calculating the Invested Amount or (iii) amend the definition of

"Majority Term Certificateholders", in each case without the consent of each Term Certificateholder.

          (b) Notwithstanding anything in this Section to the contrary, no amendment may be made to this Supplement pursuant to subsection 10.5(a) unless, at least ten days prior to the effectiveness of such amendment, the Rating Agency shall have received prior notice of the substance of such amendment and such supporting material as can reasonably be provided to it.

          (c) Promptly after the execution of any such amendment or consent the Trustee shall give notice of the substance of such amendment in accordance with
Section 5B.4, and the Master Servicer shall furnish written notification of the substance of such amendment to the Rating Agency.

          (d) It shall not be necessary for the consent of the Term Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Term Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          SECTION 10.6. Severability. If any provision hereof is void or unenforceable in any jurisdiction, such voidness or unenforceability shall not affect the validity or enforceability of (i) such provision in any other jurisdiction or (ii) any other provision hereof in such or any other jurisdiction.

          SECTION 10.7. Notices. All notices, requests and demands to or upon any party hereto to be effective shall be given in the manner set forth in
Section 13.5 of the Agreement. Any notice required or permitted to be mailed to a Term Certificateholder shall be given as provided in Section 5B.4.

          SECTION 10.8. Successors and Assigns. This Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Transferor may not assign or transfer any of its rights under this Supplement without the prior written consent of the Term Certificateholders.

          SECTION 10.9. Counterparts. This Supplement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

          SECTION 10.10. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Supplement is executed and delivered by the trust department of Chemical, in its capacity as Trustee, not individually or personally but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) the representations, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by Chemical, but are made and intended for the purpose of binding only the Trust,
(c) nothing herein contained shall be construed as creating any liability of Chemical, as Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Supplement and by any Person claiming by, through or under such parties; provided, however, that Chemical, as Trustee, shall be liable in its individual capacity for its own willful misconduct or gross negligence and for any tax assessed against Chemical, based on or measured by any fees, commission or compensation received by it for acting as Trustee and (d) under no circumstances shall Chemical be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Supplement.

          SECTION 10.11. Confidentiality. The Trustee and each Term Certificateholder agree to use their best efforts, and shall cause their agents or representatives to use their best efforts, to hold in confidence all Confidential Information; provided, that nothing herein shall prevent any Term Certificateholder from delivering copies of any financial statements and other documents constituting Confidential Information, and disclosing any other Confidential Information, to (i) such Term Certificateholder's directors, officers, employees, agents and professional consultants, (ii) any other Term Certificateholder, (iii) any Person to which such Term Certificateholder offers to sell such Term Certificate or any part thereof, provided that such Person shall have delivered to the Master Servicer a Confidentiality Letter, (iv) any Person to which such Term Certificateholder sells or offers to sell a participation in all or any part of such Term Certificate, provided that such Person shall have delivered to the Master Servicer a Confidentiality Letter, (v) any federal or state regulatory authority having jurisdiction over such Term Certificateholder, (vi) the National Association of Insurance Commissioners or any similar organization or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such Term Certificateholder, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such Term Certificateholder is a party or (d) in order to protect such Term Certificateholder's investment in such Term Certificate.

                                 ARTICLE XI

                              FINAL DISTRIBUTIONS

          SECTION 11.1. Certain Distributions. (a) Not later than 2:00 P.M., New York City time, on the Distribution Date following the date on which the proceeds are deposited into the Series 1994-1 Non-Principal Collection Sub-subaccount and the Series 1994-1 Principal Collection Sub-subaccount pursuant to subsection 9.2(b) of the Agreement, the Trustee shall distribute such amounts pursuant to Article IV.

          (b) Notwithstanding anything to the contrary in this Supplement or the Agreement, any distribution made pursuant to this Section shall be deemed to be a final distribution pursuant to Section 12.3 of the Agreement with respect to the Term Certificates.

          IN WITNESS WHEREOF, the Transferor, the Master Servicer and the Trustee have caused this Series 1994-1 Supplement to be duly executed by their respective officers as of the day and year first above written.


                                       USFAR INC., as Transferor



                                       By: /s/
                                           ------------------------------------
                                           Name:
                                           Title:



                                       US FOODSERVICE INC.,
                                         as Master Servicer


                                       By: /s/
                                           ------------------------------------
                                           Name:
                                           Title:



                                       CHEMICAL BANK, in its capacity
                                         as Trustee


                                       By: /s/
                                           ------------------------------------
                                           Name:
                                           Title:

                                                                      Schedule I
                                                                      ----------



                                 Trust Accounts
                                 --------------

          The Collection Account has been established by and at Chemical Bank, account number 323-305113.


          The Collection Account is for the account of Chemical Bank, as trustee for the USFAR Master Trust.